UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2005

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 18, 2005, Depomed, Inc. (the “Company”) and MOVA Pharmaceutical Corporation (“MOVA”) entered into a Technology Transfer and Commercial Manufacturing Agreement (the “Manufacturing Agreement”) pursuant to which MOVA will manufacture commercial quantities of Proquin® XR, the Company’s extended release formulation of ciprofloxacin hydrochloride for the treatment of uncomplicated urinary tract infections.

The Manufacturing Agreement grants MOVA the exclusive right to manufacture and package the Company’s North American requirements for Proquin XR.  The initial term of the Manufacturing Agreement is five years, subject to automatic two-year extended terms unless a party notifies the other of its intention to terminate the agreement at the end of the term at least twelve months prior to the end of the term.

The Company is responsible for providing to MOVA the active pharmaceutical ingredient in Proquin XR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: October 20, 2005	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer